Exhibit 10.4
Wright Express Corporation
Restricted Stock Unit Award Memorandum
(Non-Employee Director)

TO:	(the “Grantee”)

FROM:	Michael E. Dubyak, Chairman of the Board

SUBJECT:	Non-Employee Director Compensation Plan Award Agreement

DATE:
You have been granted an Award of Restricted Stock Units (“RSUs”) pursuant to the Wright Express Corporation Non-Employee Director Compensation Plan and the Long Term Incentive Program provisions of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”). Attached to this Memorandum is an Award Agreement which, along with the Plan document, governs your Award in all respects.
You will receive separately a copy of the Prospectus for the Plan. The Prospectus contains important information regarding the Plan, including information regarding restrictions on your rights with respect to the RSUs granted to you. You should read the Prospectus carefully. An Award of RSUs does not give you rights as a shareholder of Wright Express Corporation (the “Company”), and you may not transfer or assign any rights in your RSUs.

Date of Grant:

Number of RSUs:

Vesting Period:	3 years (1/3rd per year)
ACCEPTANCE OF AWARD
You are deemed to have accepted this Award, and to have agreed to the terms of the Plan and the attached Award Agreement, unless you expressly rejected the Award at the time of grants.

Exhibit 10.4
WRIGHT EXPRESS CORPORATION
2007 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
     THIS AWARD AGREEMENT (“Agreement”), dated as of                     , is entered into by and between WRIGHT EXPRESS CORPORATION, a Delaware corporation (the “Company”), and the Grantee named on the attached Memorandum, dated                      (the “Memorandum”) pursuant to the terms and conditions of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”) and the Company’s Non-Employee Director Compensation Plan, effective January 1, 2007 (“Compensation Plan”).
     WHEREAS, the Company has the authority under the Plan to grant awards to non-employee Directors of the Company; and
     WHEREAS, the Company wishes to grant an Award to the Grantee subject to the terms and conditions of the Plan, the Compensation Plan, and this Agreement.
     THEREFORE, in consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
     1. The Plan. The Award granted to the Grantee hereunder is made pursuant to the applicable provisions of the Plan, the Compensation Plan, and the applicable terms of such plans are hereby incorporated herein by reference. The Grantee acknowledges that he or she has received a copy of the current prospectus for the Plan. Terms used in this Agreement which are not defined herein shall have the meanings given in the Plan.
     2. Award. As of the Date of Grant listed on the attached Memorandum, and subject to the terms and conditions set forth in the Plan, the Compensation Plan and this Agreement, the Company hereby awards to the Grantee the number of Restricted Stock Units indicated in the Memorandum. Each Restricted Stock Unit represents an interest in one (1) share of Company Stock and, once vested, shall entitle the Grantee to receive one (1) share of Company Stock.
     3. Vesting of Units. Upon the vesting of the Award, as described in this Section, the Company shall deliver for each Restricted Stock Unit that becomes vested, one (1) share of Company Stock; provided, however, that with respect to any Restricted Stock Unit that has been deferred, delivery shall be made at the time prescribed under the Company’s Non-Employee Directors Deferred Compensation Plan. Subject to Paragraph 4 below, one-third (1/3) of the Restricted Stock Units granted hereunder shall become vested and payable to the Grantee on each of the first three anniversaries of the Grant Date, so long as the Grantee remains a member of the Company’s Board of Directors through each such vesting date. Notwithstanding the foregoing, upon the earliest of the Grantee’s death or a “Change in Control” the Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan or Compensation Plan or imposed by the Compensation Committee appointed by the Board of Directors (the “Committee”). The term “Change in Control” shall have the meaning set forth in the Plan. In the event of a Change in Control, the Award shall become immediately and fully vested under this Agreement only if the surviving entity has not assumed the obligation set forth in the Agreement.

Exhibit 10.4
     4. Termination of Service. Notwithstanding any other provision of the Plan to the contrary, upon the termination of the Grantee’s service on the Board of Directors of the Company for any reason whatsoever (other than death), the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Awards, upon termination of service or otherwise, for any reason or no reason, but shall have no obligation to do so. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting the Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of the Award in connection with any termination of service.
     5. No Assignment. The Grantee may not transfer or assign the Award or any rights under this Agreement, by operation of law or otherwise, except as expressly permitted under the Plan.
     6. No Rights to Continued Service. Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the service of the Company’s Board of Directors.
     7. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
     8. Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income taxes (and any other taxes) upon payment of the Award.
     9. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address for the Grantee on file with the Company (or such other address as the Grantee may designate in writing to the Company), or to the Company, 97 Darling Avenue, South Portland, ME 04106, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.
     10. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     11. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
     12. Authority. The Committee has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.

Exhibit 10.4
     13. No Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of common stock of the Company underlying or relating to any Award until the issuance of a stock certificate to the Grantee in respect of such Award.
     IN WITNESS WHEREOF, this Agreement has been executed by the Company, and has been accepted by the Grantee, effective as of the date first above written.

WRIGHT EXPRESS CORPORATION
By:
Michael E. Dubyak
Its: Chairman of the Board